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                                                                   EXHIBIT 10.10

                  AMENDMENT NO. 1 TO EMPLOYEE STOCK OPTION PLAN

WHEREAS, the Board of Directors of CyberGuard Corporation ("Company") is responsible for administering, interpreting, and amending the Company's Employee Stock Option Plan that was initially adopted and approved on September 4, 1998 ("Plan"); and

WHEREAS, the Board of Directors has determined that it would be in the best interests of the Company to increase the number of shares in the Plan; and

NOW THEREFORE, pursuant to Section 11 of the Plan, the Board of Directors of the Company has approved the following amendment ("Amendment") to the terms of the Plan, and such Amendment shall become effective August 10, 1999, without the requirement that this Amendment also be approved by the shareholders of the
Company:

     1. Section 3.1 of the Plan, SHARES RESERVED UNDER THE PLAN, is hereby amended to increase the number of shares of Common Stock cumulatively available for the grant of Stock Options under the Plan from 1,400,000 to 2,500,000.